EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Shares of Cowen Inc. dated as of March 3, 2023 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the previsions of Rule13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: March 3, 2023	magnetar financial llc

	By:	Magnetar Capital Partners LP, its Sole Member

	By:	/s/ Michael Turro
	Name:	Michael Turro
	Title:	Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: March 3, 2023	magnetar capital partners LP

	By:	Supernova Management LLC, its General Partner

	By:	/s/ Michael Turro
	Name:	Michael Turro
	Title:	Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: March 3, 2023	supernova management llc

	By:	/s/ Michael Turro
	Name:	Michael Turro
	Title:	Attorney-in-fact for David J. Snyderman, Manager

Date: March 3, 2023	DAVID J. SNYDERMAN

	By:	/s/ Michael Turro
	Name:	Michael Turro
	Title:	Attorney-in-fact for David J. Snyderman